Exhibit 99.1

AudioEye, Inc. Completes $550,000 Equity Financing

TUCSON, Ariz., Dec. 22, 2016 /PRNewswire/ -- AudioEye, Inc. (OTCQB: AEYE) ("AudioEye" or the "Company") today announced that it has completed a $550,000 equity raise through the private sale and issuance of Common Stock and Warrants to accredited investors. While significant investment came from outside investors, participants in the financing included Dr. Carr Bettis, Executive Chairman of AudioEye, and Board Member E.W. (Sandy) Purcell.

"We appreciate the support of the new investors enabling us to add strength to our balance sheet as we plan to ramp up marketing and sales efforts in early 2017," stated Carr Bettis.

The Common Stock was issued at $0.14 per share and each investor received twenty percent (20%) warrant coverage. The Warrants are exercisable for an aggregate of 440,000 shares of Common Stock at $0.25 per share and expire on the fifth anniversary of the date of issuance. The Warrants are subject to anti-dilution protection, subject to certain customary exceptions.

About AudioEye, Inc.

Incorporated in 2005, AudioEye provides enhanced web access and usability for its clients' customers through AudioEye's Ally platform. The Ally product allows AudioEye's clients to reach more customers, build more brand loyalty, retain more customers and secure more repeat business.

AudioEye's common stock trades on the OTCQB under the symbol "AEYE." The Company maintains offices in Tucson and Atlanta.

Forward-Looking Statements

Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For further information, please contact:

Matt Kreps
Darrow & Associates
(214) 597-8200
mkreps@darrowir.com

or

David Kovacs
Strategic Consultant
AudioEye, Inc.
(520) 308-6143